UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2018

Westlake Chemical Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36567	32-0436529
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2801 Post Oak Boulevard, Suite 600

Houston, Texas

(Address of principal executive office) (Zip Code)

(713) 585-2900

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 27, 2018, Westlake Chemical Partners GP LLC (the “General Partner”) entered into Amendment No. 2 (the “Amendment”) to the First Amended and Restated Agreement of Limited Partnership of Westlake Chemical Partners LP (the “Partnership”) dated as of August 4, 2014, as amended by Amendment No. 1 thereto dated as of November 16, 2017 (as so amended, the “Partnership Agreement”), pursuant to which the target distribution thresholds above which the Incentive Distribution Rights (as defined in the Partnership Agreement) are entitled to receive the corresponding portion of distributions paid by the Partnership were increased as follows:

	Quarterly Distribution per Unit	Unitholders	Incentive Distribution Rights
First Target Distribution	$1.2938	100%	0%
Second Target Distribution	$1.4063	85%	15%
Third Target Distribution	$1.6875	75%	25%
Thereafter	> $1.6875	50%	50%

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

3.1	Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of Westlake Chemical Partners LP dated as of July 27, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CHEMICAL PARTNERS LP

	By:	Westlake Chemical Partners GP LLC, its general partner

Dated: July 30, 2018	By:	/s/ Albert Chao
Albert Chao
President and Chief Executive Officer

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